EXHIBIT 3.135
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
206 NORTH OFFICE BUILDING
P. 0. BOX 8722
HARRISBURG, PA 17105-8722
(717) 787-1057
WWW.DOS.STATE.PA.US/CORPS
RECORD SEARCH
July 09, 2007
EXAMINATION OF THE INDICES IN THE DEPARTMENT OF STATE ON THE ABOVE DATE SHOW A PENNSYLVANIA BUSINESS CORPORATION WAS FILED ON
February 06, 2001            ENTITLED:
COATESVILLE HOSPITAL CORPORATION
ENTITY # 2987105

WITH ADDRESS AT :	% NATIONAL REGISTERED AGENTS, INC. PA 0 - 0
CORPORATE OFFICERS ON RECORD AS Of February 6, 2001 ARE
President: UNKNOWN
Secretary:
Treasurer:
Vice-President:
MAILING ADDRESS IS :
THIS IS A SUBSISTING ASSOCIATION
INSTRUMENT HISTORY:

DATE	MICROFILM	TYPE OF CHANGE	COMMENTS

02/06/2001	2001010/815-818	ARTICLES OF INCORPORATION-BUSINESS
11/06/2003	2003094/142-143	CHANGE OF REGISTERED OFFICE

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COMMON WEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
July 09, 2007
TO ALL WHOM THESE PRESENTS SHALL COME , GREETING:
COATESVILLE HOSPITAL CORPORATION
I, Pedro A Cortés, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is the correct copy of Index and Docket Record which appear of record in this department

[SEALED]	IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary’s Office to affixed, the day and year above written, /s/Pedro A. Cortés Secretary of the Commonwealth

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COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
July 11, 2007
TO WHOM THESE PRESENTS SHALL COME, GREETING:
COATESVILLE HOSPITAL CORPORATION
I, Pedro A, Cortés, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Incorporation and all Amendments which appear of record in this department.

[SEALED]	IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary’s Office to affixed, the day and year above written, /s/Pedro A. Cortés Secretary of the Commonwealth

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200110 815
Filed in the Department of
State on Feb. 6, 2001

/s/ Kim
Secretary of the Commonwealth
ARTICLES OF INCORPORATION
OF
COATESVILLE HOSPITAL CORPORATION
In compliance with the requirements of the applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania BCL”), the undersigned natural person of the age of eighteen years or more, desiring to incorporate a corporation for profit hereby states the following:
ARTICLE I
The name of the Corporation is Coatesville Hospital Corporation.
ARTICLE II
The period of its duration is perpetual.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may he organized under the Pennsylvania BCL.
ARTICLE IV
The total number of shares of all classes of stock that the Corporation shall have the authority to issue is one thousand (1,000) shares of $.01 per share par value Common Stock.
ARTICLE V
The address of the principal office of the Corporation’s registered office in this State. and the name of its registered agent at such address is:
Corporation Service Company Dauphin County
ARTICLE VI
Election of the Directors need not be written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE VII
The name and mailing address of the incorporator is:
Virginia D. Lancaster
Community Health Systems, Inc.
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
ARTICLE VIII
To the fullest extent permitted by Pennsylvania law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 1553 of the Pennsylvania BCL or (iv) for any transaction from which the director derived any improper personal benefit. If the Pennsylvania BCL is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Pennsylvania BCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE IX
A. Rights to Indemnification. Each person who was or is made a part) or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil. criminal. administrative or investigative (hereinafter, a “proceeding”). by reason of the fact that he or she, or a person of whom he or she is a legal representative, or is or was a director or officer of the Corporation or is only serving at the request of the Corporation as a director or officer of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Pennsylvania BCL as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (13) hereof with respect to proceedings to enforce rights to indemnification. the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to he paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the Pennsylvania BCL, requires, an advancement of expenses incurred by an indemnitee shall he made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
B. Rights of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (hut not a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall he a defense that. and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Pennsylvania BCL. Neither the failure of the Corporation (including its Board of Directors. independent counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Pennsylvania BCL, nor an actual determination by the Corporation (including its Board of Directors. independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, or in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall he on the Corporation.
C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation or any Bylaw, agreement. vote of stockholders or disinterested directors or otherwise.
D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability of loss under the Pennsylvania BCL.

E. Indemnity of Employees and Agents of the Corporation. The Corporation may. to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Pennsylvania BCL with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE X
The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors of the Corporation.
IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of February.
/s/Virginia D. Lancaster
Virginia D. Lancaster, Incorporator

2003094 — 142
PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU
Statement of Change of Registered Office (15 Pa.C.S.)
☑ Domestic Business Corporation (§ 1507)
☐ Foreign Business Corporation (§ 4144)
☐ Domestic Nonprofit Corporation (§ 5501)
☐ Foreign Nonprofit Corporation (§ 6144)
☐ Domestic Limited Partnership (§ 8506)

Name:	JENNIFER MARKS
PENNCORP SERVICEGROUP, INC.
Address:	600 NORTH SECOND ST.
PO BOX 1210
City:	HARRISBURG, PA 17018-1210

Fee: $52	Filed in the Department of State on NOV 0 6 2003

/s/Pedro A. Cortés
Secretary of the Commonwealth
In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:
1. The name is:
COATESVIILE HOSPITAL CORPORATION
2. The (a) address of its initial registered office in the Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider				County
CORPORATION SERVICE COMPANY

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3. Complete part (a) or (b):
(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Number and street	City	State	Zip	County
(b) The registered office of the corporation or limited partnership be provided by:

NATIONAL REGISTERED AGENTS, INC.	DAUPHIN

Number of Commercial Registered Office Provider	County
4. Strikeout if a limited partnership:
Such change was authorized by the Board of Directors of the corporation.
IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this 23rd day of Oct., 2003.

COATESVILLE HOSPITAL CORPORATION

Name of Corporation /Limited Partnership

/s/ Sherry A. Donnelly
Title: Asst. Secretary

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